EXHIBIT 10.12 (d)

                                  ANIXTER INC.

                           DEFERRED COMPENSATION PLAN

                                1999 RESTATEMENT

                                 AMENDMENT NO. 2



         This Amendment No. 2 to the Plan is effective as of December 18, 2001, except as otherwise stated herein, and is executed as of the date shown below. Capitalized words used herein without definition shall have the meaning ascribed to them in the Plan.

         WHEREAS, the Company wishes to permit terminated Participants to elect the date of distribution of their Account balance; and

         WHEREAS, pursuant to Section 10.1 of the Plan, the Board has the authority to amend the Plan; and

         WHEREAS, the Board has approved this amendment.

         NOW, THEREFORE, the Plan is amended as follows:

         FIRST:  Section 5.2 is modified by adding the following thereto:

               (d) ____ CHANGE IN COMMENCEMENT DATE. Notwithstanding subparagraph (c) above, a Participant may elect to defer receipt of his benefits under this Section 5.2 by specifying an alternate settlement date on a form approved by the Committee. A Participant may further elect to change the alternate settlement date, and such election shall supersede the Participant's most recent prior election provided it is received at least two (2) calendar years prior to the date any amounts are to be distributed. The settlement date may be the first day of any month, but in no event shall the settlement date be later than the first business day of the month following the Participant's attainment of age fifty-five (55).

         SECOND: Section 5.3(c) is modified by adding the following new paragraph thereto:

               Notwithstanding the above, a Participant may elect to defer receipt of his benefits under this Section 5.3 by specifying an alternate settlement date on a form approved by the Committee. A Participant may further elect to change the alternate settlement date, and such election shall supersede the Participant's most recent prior election provided it is received at least two (2) calendar years prior to the date any amounts are to be distributed. The settlement date may be the first day of any month, but in no event shall the settlement date be later than the first business day of the month following the Participant's attainment of age fifty-five (55). However, a Participant who elects an alternate settlement date shall forfeit any Earnings attributable to the one hundred twenty percent (120%) multiplier from the Valuation Date to the settlement date.



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         THIRD:  Section 5.4 is modified in its entirety as follows:

5.4      Termination Benefit

               (a) ____ BENEFIT AMOUNT. If a Participant terminates employment (voluntarily or involuntarily) with all Participating Employers for any reason, other than Retirement, Disability, death, or due to a Change in Control, the Participating Employer shall pay to the Participant benefits equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT. The termination benefit payable under this Section 5.4 shall be paid in a lump sum.

               (c) ____ COMMENCEMENT. The amount of the lump sum shall be based on the value of the Participant's Account on the Valuation Date. A Participant must be employed for at least one-half (1/2) of the month in which termination occurs to receive the one hundred forty percent (140%) multiplier enhancement to the Earnings Rate for that month.

               The date on which payment is made shall be the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate without the one hundred forty percent (140%) multiplier.

               Unless the Participant elects otherwise, the settlement date shall be the first business day in January of the calendar year two (2) years following the year of termination. If the Participating Employer has not held the amounts deferred for a period of at least five (5) years as of the settlement date, the settlement date shall be the first business day in January following the date the amounts deferred were held by the Participating Employer for five (5) years.

               A Participant may elect to defer receipt of his benefits under this Section 5.4 by specifying an alternate settlement date on a form approved by the Committee. A Participant may further elect to change the alternate settlement date, and such election shall supersede the Participant's most recent prior election provided it is received at least two (2) calendar years prior to the date any amounts are to be distributed. The settlement date may be the first day of any month, but in no event shall the settlement date be later than the first business day of the month following the Participant's attainment of age fifty-five (55).

               (d)    SALE OF DIVISION.

                      (i) ____  Notwithstanding  the above, if the Company sells one (1) or more of its divisions to a buyer that does not elect to continue the Plan for that division's Participants, such Participants shall, prior to the date the sale closes, elect in writing to commence payment in accordance with either subsection
               (c) above or this subsection (d).

                      (ii) Participants electing to be paid under this subsection (d) shall further elect to receive their benefit payments upon their attainment of age fifty-five (55) in one (1) of the following forms:



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                             (A)   A lump-sum payment;

                             (B) Monthly installments, the number of such installments not to exceed one hundred twenty (120); or

                             (C) A combination of (A) and (B) above.

                      (iii) The  settlement  date  shall be the first day of the month  following the  Participant's  attainment of age fifty-five
               (55). The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date. Any lump sum and first installment payment elected shall be paid on the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate, substituting a multiplier of one hundred twenty percent (120%) for one hundred forty percent (140%). Earnings (calculated with the one hundred twenty percent (120%) multiplier) on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this subsection (d). All payments shall be made as of the first day of the month.

                      (iv) If  payment  is by  installments,  the  amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments, and an Earnings Rate (calculated with the one hundred twenty percent (120%) multiplier) equal to the rate in effect for the preceding quarter.

                      (v) ____  Notwithstanding  (ii) above,  a Participant  may elect to file a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more Deferral Periods. If the Participant's most recent change of payment designation has not been filed two (2) calendar years prior to the date any amounts are to be distributed, the most recent prior election shall be used to determine the form of payment.

                      (vi)  A   Participant   may   elect  to   accelerate   the
               distribution of benefits under this subsection (d) by specifying an alternate settlement date on a form approved by the Committee. Such election shall supercede the Participant's most recent prior election provided it is received at least two (2) calendar years prior to the date any amounts are to be distributed. A Participant who elects an alternate settlement date shall forfeit any Earnings attributable to the one hundred twenty percent (120%) multiplier from the Valuation Date to the settlement date.

                      (vii) In the event that a Participant who is terminated in connection with the sale of a division is rehired by a Participating Employer, any balance in the Participant's Account will, effective as of the rehire date, be credited with Earnings at the Earnings Rate then in effect and with the Performance-Based Enhancement, if applicable.

         FOURTH:  A new Section 5.8 is added to the Plan as follows:

5.8      Accounts of $5,000 or Less

               As of October 1, 2001, the Committee may, in its sole discretion, direct that payment of any benefit be made as soon as is administratively feasible and in the form of a lump-sum payment to the Participant if the lump-sum amount of the Account balance on the Valuation Date is five thousand dollars ($5,000) or less.

         FIFTH: Except as amended herein, all remaining terms and provisions of the Plan shall remain in full force and effect.

                                                            anixter Inc.

                                       By:
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                                                            Its

                                     Dated:
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